Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE ON APRIL 9, 2007

Contact:

William Kent, Director, Investor Relations

303-991-5070

STORM CAT ENERGY CORPORATION ANNOUNCES

MANAGEMENT CHANGES

DENVER and CALGARY, Alberta – April 9, 2007 – Storm Cat Energy Corporation (AMEX: SCU; TSX: SME) today announced that J. Scott Zimmerman, has resigned effective today from his positions as President and Chief Executive Officer of the Company to pursue new challenges and opportunities.

Mike Wozniak, Lead Director of the Storm Cat Energy Board, said, “Scott Zimmerman’s significant contributions to Storm Cat Energy over the past three years helped provide the foundation for growth going forward.  His vision and ability to assemble the impressive portfolio of oil and gas assets were instrumental in building Storm Cat to its current position. We appreciate all that Scott has accomplished for Storm Cat and we wish him the best for the future.”

Acting Storm Cat President and CEO, Keith J. Knapstad, said, “On behalf of Storm Cat’s employees, I too would like to wish Scott every success in his future endeavours.  At Storm Cat, the technical staff has employed a collaborative team approach to developing and growing Storm Cat’s asset base.  Importantly, the technical team that built Storm Cat remains in place, allowing for a seamless transition as we continue working diligently to make Storm Cat into a leading unconventional resource company.  Storm Cat is well positioned with great acreage, increasing cash flow and impactful projects that we believe will enhance shareholder value.”

The Company and its Board of Directors intend to name a permanent President and Chief Executive Officer prior to the Company’s annual general meeting in June 2007.

About Storm Cat Energy

Storm Cat Energy is an independent oil and gas company focused on the pursuit, exploration and development of large unconventional gas reserves from fractured shales, coal beds and tight sand formations. The Company has producing properties in Wyoming’s Powder River Basin, and exploitation and development acreage in Canada, Arkansas and Alaska. The Company’s shares trade on the American Stock Exchange under the symbol “SCU” and in Canada on the Toronto Stock Exchange under the symbol “SME.”

Storm Cat Energy Corporation

Keith Knapstad

Acting President and Chief Executive Officer

/s/ Keith Knapstad
Keith Knapstad

Company Contact:

Paul Wiesner, Chief Financial Officer

Phone: 87-STORMCAT

www.stormcatenergy.com

Forward-looking Statements

This press release contains certain “forward-looking statements”, as defined in the United States Private Securities Litigation Reform Act of 1995, and within the meaning of Canadian securities legislation, relating to the proposed use of proceeds.  Forward-looking statements are statements that are not historical facts; they are generally, but not always, identified by the words “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” “projects,” “aims,” “potential,” “goal,” “objective,” “prospective,” and similar expressions, or that events or conditions “will,” “would,” “may,” “can,” “could” or “should” occur. Forward-looking statements are based on the beliefs, estimates and opinions of Storm Cat’s management on the date the statements are made and they involve a number of risks and uncertainties.  Consequently, there can be no assurances that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.  Storm Cat undertakes no obligation to update these forward-looking statements if management’s beliefs, estimates or opinions, or other factors, should change.  Factors that could cause future results to differ materially from those anticipated in these forward-looking statements include, but a change in the use of proceeds, the volatility of natural gas prices, the possibility that exploration efforts will not yield economically recoverable quantities of gas, accidents and other risks associated with gas exploration and development operations, the risk that the Company will encounter unanticipated geological factors, the Company’s need for and ability to obtain additional financing, the possibility that the Company may not be able to secure permitting and other governmental clearances necessary to carry out the Company’s exploration and development plans, and the other risk factors discussed in greater detail in the Company’s various filings on SEDAR (www.sedar.com) with Canadian securities regulators and its filings with the U.S. Securities and Exchange Commission, including the Company’s Form 10-K for the fiscal year ended December 31, 2006.

NO STOCK EXCHANGE HAS REVIEWED OR ACCEPTS RESPONSIBILITY

FOR THE ADEQUACY OR ACCURACY OF THIS NEWS RELEASE.

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